Exhibit 5.1

Sidley Austin LLP 787 Seventh Avenue New York, NY 10019 +1 212 839 5300 +1 212 839 5599 Fax AMERICA • ASIA PACIFIC • EUROPE

January 16, 2024

Accelerate Diagnostics, Inc.

3950 S. Country Club Road #470

Building 3-307

Tucson, Arizona 85714

Re:	Accelerate Diagnostics, Inc. – Registration Statement on Form S-1

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-1, File No. 333-276031, filed by Accelerate Diagnostics, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), as amended by Amendment No. 1 filed with the SEC on the date hereof (as so amended, the “Registration Statement”). The Registration Statement relates to the registration under the Securities Act of: (i) shares (the “Shares”) of common stock, par value $0.001 of the Company (“Common Stock”); (ii) warrants to purchase shares of Common Stock (the “Warrants”); (iii) pre-funded warrants to purchase shares of Common Stock (the “Pre-Funded Warrant”); and (iv) shares of Common Stock underlying the Warrants and the Pre-Funded Warrants (the “Warrant Shares”), to be offered and sold at an aggregate offering price of up to $40,000,000 (including shares of Common Stock and/or Warrants that may be sold by the Company pursuant to the exercise of the underwriters’ option to purchase shares to cover overallotments under the Underwriting Agreement (as defined below)). The Shares, Warrants and Pre-Funded Warrants are to be sold by the Company pursuant to an underwriting agreement among the Company and the Underwriters named therein, the form of which has been filed as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”). The Warrants and the Pre-Funded Warrants are being issued pursuant to the terms of that certain warrant agency agreement (the “Warrant Agency Agreement”) to be entered into between the Company and Broadridge Corporate Issuer Solutions, Inc., the form of which has been filed as Exhibit 4.8 to the Registration Statement.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined: (i) the Registration Statement; (ii) the Company’s certificate of incorporation; (iii) the form of the Underwriting Agreement; (iv) the form of the Warrant Agency Agreement; and (v) the resolutions adopted by the board of directors of the Company relating to the Registration Statement and the issuance of the Shares, the Warrants, the Pre-Funded Warrants and the Warrant Shares by the Company. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Sidley Austin (NY) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

Accelerate Diagnostics, Inc.
January 16, 2024

Based on the foregoing, we are of the opinion that:

1.	The Shares will be validly issued, fully paid and non-assessable when: (i) the Registration Statement, as finally amended, shall have been declared effective under the Securities Act; (ii) the Company’s board of directors or a duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of the Shares as contemplated by the Registration Statement; and (iii) certificates representing the Shares shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor in an amount not less than the par value thereof or, if any Shares are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Shares to the purchasers thereof against payment of the agreed consideration therefor in an amount not less than the par value thereof, all in accordance with the Underwriting Agreement as executed and delivered by the parties thereto.

2.	The Warrants will constitute valid and binding obligations of the Company when (i) the Registration Statement, as finally amended, shall have been declared effective under the Securities Act; (ii) the Company’s board of directors or a duly authorized committee thereof shall have duly adopted final resolutions establishing the pricing and related financial terms of such Warrants and the issuance and sale of the shares of Common Stock issuable upon exercise of such Warrants; (iii) the Warrant Agency Agreement shall have been duly authorized, executed and delivered by the Warrant Agent and duly executed by the Company; and (iv) instruments representing such issue of Warrants shall have been duly executed, countersigned and issued and duly delivered to the purchasers thereof against payment of the agreed consideration therefor, all in accordance with the Underwriting Agreement as executed and delivered by the parties thereto.

3.	The Pre-Funded Warrants will constitute valid and binding obligations of the Company when (i) the Registration Statement, as finally amended, shall have been declared effective under the Securities Act; (ii) the Company’s board of directors or a duly authorized committee thereof shall have duly adopted final resolutions establishing the pricing and related financial terms of such Pre-Funded Warrants and the issuance and sale of the shares of Common Stock issuable upon exercise of such Pre-Funded Warrants; (iii) the Warrant Agency Agreement shall have been duly authorized, executed and delivered by the Warrant Agent and duly executed by the Company and (iv) instruments representing such issue of Pre-Funded Warrants shall have been duly executed, countersigned and issued and duly delivered to the purchasers thereof against payment of the agreed consideration therefor, all in accordance with the Underwriting Agreement as executed and delivered by the parties thereto.

Accelerate Diagnostics, Inc.
January 16, 2024

4.	The Warrant Shares will be validly issued, fully paid and non-assessable when: (i) the Registration Statement, as finally amended, shall have been declared effective under the Securities Act; and (ii) certificates representing the Warrant Shares shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor in an amount not less than the par value thereof or, if any Warrant Shares are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Warrant Shares to the purchasers thereof against payment of the agreed consideration therefor in an amount not less than the par value thereof, all in accordance with the terms of the Warrants and Pre-Funded Warrants, as applicable.

Our opinions are subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief.

This opinion letter is limited to the General Corporation Law of the State of Delaware. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP